Exhibit 23.2

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

     As independent certified accountants, we hereby consent to the use of our report dated June 2, 2000, relating to the financial statements of United Source Corporation and to all references to our Firm included in or made a part of this Form SB-2 Registration Statement and to the references to our Firm included in or made a part of this Form SB-2 Registration Statement and to the reference to our Firm under the caption "Experts" in each Prospectus.





                                           Kalmus, Siegel, Teitelbaum,
                                           Harris & Goldfarb, LLP

Garden City, New York
August 15, 2000